POWER OF ATTORNEY The undersigned hereby constitutes and appoints Bryan Ko, Whitney Clark and Kathryn White, individually, and each of them, as the undersigned's true and lawful attorneys-in- fact to: 1. Execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Gen Digital Inc. (the "Company"), Forms 3, 4 and 5, and any amendments thereto or related forms, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, including the authority to execute and submit such forms electronically (including via EDGAR or any successor system); 2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, and any amendments thereto, and to timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority, including obtaining, maintaining and using EDGAR access codes (CIK, CCC, password and related credentials); 3. Seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, custodians, investment advisors, employee benefit plan administrators, trustees, and financial institutions, and the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact and approves and ratifies any such release of information; and any such third party may rely conclusively on the authority of the attorney-in-fact to request and receive such information; 4. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Any person dealing with an attorney-in-fact hereunder may rely conclusively on the authority granted herein. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned further acknowledges and agrees that the attorney-in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorney-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorney-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b) of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to file Forms 3, 4 and 5 with respect to Section 16 of the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in- fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein. This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below. Signature: Print Name: Travis Witteveen Date: June 15, 2026 4 F IY_ MII [I]